Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

March 2, 2022

New York Mortgage Trust, Inc.

90 Park Avenue

New York, New York 10016

Re:	Registration Statement on Form S-3ASR (File No. 333-258589)

Ladies and Gentlemen:

We have served as Maryland counsel to New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by the Company of shares (the “Shares”) of the Company’s 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”), 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, and 7.000% Series G Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series G Preferred Stock” and, together with the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, the “Preferred Stock”), having an aggregate offering price of up to $100,000,000 covered by the above-referenced Registration Statement (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement and the related form of prospectus included therein, in the form in which it was transmitted to the Commission under the 1933 Act;

2.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.            The Second Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.            Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the sale and issuance of the Shares and the Conversion Shares (as defined below), certified as of the date hereof by an officer of the Company;

New York Mortgage Trust, Inc.

March 2, 2022

6.            The Equity Distribution Agreement (the “Equity Distribution Agreement”), dated March 29, 2019, as amended on November 27, 2019, August 10, 2021, and March 2, 2022, by and between the Company and JonesTrading Institutional Services;

7.            A certificate executed by an officer of the Company, dated as of the date hereof; and

8.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            Upon the issuance of any shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company issuable upon the conversion of any of the Shares (the “Conversion Shares”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

New York Mortgage Trust, Inc.

March 2, 2022

6.            Upon the issuance of any Shares, the total number of Shares of the applicable series of Preferred Stock issued and outstanding will not exceed the total number of shares of such series of Preferred Stock the Company is then authorized to issue under the Charter, including the Articles Supplementary classifying and designating such series of Preferred Stock and the Articles Supplementary designating additional Shares of such series of Preferred Stock.

7.            The Shares and the Conversion Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Charter or, with regard to the Preferred Stock, any provision of the Articles Supplementary classifying and designating such series of Preferred Stock.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2.            The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions and the Registration Statement and the Equity Distribution Agreement, the Shares will be validly issued, fully paid and nonassessable.

3.            The issuance of the Conversion Shares has been duly authorized and, when issued and delivered by the Company upon conversion of the Shares in accordance with the Registration Statement, the Resolutions and the Charter, the Conversion Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

New York Mortgage Trust, Inc.

March 2, 2022

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP